Exhibit 21.1

Subsidiaries of the Registrant

Subsidiaries
RRE Opportunity Holdings, LLC
Resource Real Estate Opportunity OP, LP
RRE Iroquois, LP
RRE Iroquois Holdings, LLC
RRE Cannery Holdings, LLC
RRE Williamsburg Holdings, LLC
RRE Autumn Wood Holdings, LLC
RRE Village Square Holdings, LLC
RRE Brentdale Holdings, LLC
RRE Jefferson Point Holdings, LLC
RRE Centennial Holdings, LLC
RRE Pinnacle Holdings, LLC
RRE River Oaks Holdings, LLC
RRE Nicollet Ridge Holdings, LLC
RRE Charlemagne Holdings, LLC
RRE Addison Place, LLC
PRIP Coursey, LLC
PRIP 500, LLC
PRIP Pines, LLC
RRE Berkeley Run Holdings, LLC
RRE Berkeley Trace Holdings LLC
RRE Merrywood LLC
RRE Sunset Ridge Holdings, LLC
RRE Parkridge Place Holdings, LLC
RRE Woodmoor Holdings, LLC
RRE Gilbert Holdings, LLC
RRE Bonita Glen Holdings, LLC
RRE Yorba Linda Holdings, LLC
RRE Providence Holdings, LLC
RRE Green Trails Holdings, LLC
RRE Terraces at Lake Mary Holdings, LLC
RRE Courtney Meadows Holdings, LLC
RRE Sandy Springs Holdings, LLC
RRE Grapevine Holdings, LLC

The subsidiaries listed above are all organized in the State of Delaware.